UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2024

Magnolia Oil & Gas Corporation
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38083 (Commission File Number)	81-5365682 (I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1300

Houston, Texas 77046

(Address of principal executive offices, including zip code)

(713) 842-9050

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 Per Share	MGY	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2024, Magnolia Oil & Gas Operating LLC (“Magnolia Operating”), a wholly-owned indirect subsidiary of Magnolia and Oil & Gas Corporation, amended and restated its existing senior secured reserve-based revolving credit facility (the “Amended and Restated RBL Facility”) in its entirety, providing for, among other things, maximum commitments in an aggregate principal amount of $1.5 billion with a letter of credit facility with a $50.0 million sublimit, with an initial borrowing base of $800.0 million. The maturity date of the Amended and Restated RBL Facility is the earlier of (x) November 13, 2029 and (y) the date that is 91 days prior to the stated maturity date of Magnolia Operating’s 6.0% Senior Notes due 2026 (the “2026 Senior Unsecured Notes”) (or, to the extent earlier than November 13, 2029, the date that is 91 days prior to the stated maturity date of any refinancing indebtedness in respect thereof) if the outstanding aggregate principal amount outstanding of the 2026 Senior Unsecured Notes (or any such refinancing indebtedness thereof) equals or exceeds $50 million on such date. The Amended and Restated RBL Facility is guaranteed by certain parent companies and subsidiaries of Magnolia Operating and is collateralized by certain of Magnolia Operating’s oil and natural gas properties and has a borrowing base subject to semi-annual redetermination.

Borrowings under the Amended and Restated RBL Facility bear interest, at Magnolia Operating’s option, at a rate per annum equal to either the term SOFR rate or the alternative base rate plus the applicable margin. Additionally, Magnolia Operating is required to pay a commitment fee quarterly in arrears in respect of unused commitments under the Amended and Restated RBL Facility. The applicable margin and the commitment fee rate are calculated based upon the utilization levels of the Amended and Restated RBL Facility as a percentage of unused lender commitments then in effect.

The Amended and Restated RBL Facility contains certain affirmative and negative covenants customary for financings of this type, including compliance with a leverage ratio of less than 3.50 to 1.00 and a current ratio of greater than 1.00 to 1.00.

The foregoing summary of the Amended and Restated RBL Facility does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Amended and Restated RBL Facility, which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Second Amended and Restated Credit Agreement, dated as of November 13, 2024, by and among Magnolia Oil & Gas Intermediate LLC, Magnolia Oil & Gas Operating LLC, the banks, financial institutions and other lending institutions party thereto, and Citibank, N.A., as Administrative Agent and Collateral Agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*      Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA OIL & GAS CORPORATION

Date: November 13, 2024	By:	/s/ Timothy D. Yang
	Name:	Timothy D. Yang
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Land